Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

KraneShare Trust:

We consent to the use of our report, dated May 30, 2019, with respect to the financial statements and financial highlights of KraneShares Trust (the Funds), comprised of KraneShares CICC China Leaders 100 Index ETF (formerly, KraneShares Zacks New China ETF), KraneShares CSI China Internet ETF, KraneShares Bosera MSCI China A Share ETF, KraneShares E Fund China Commercial Paper ETF, KraneShares MSCI All China Index ETF (formerly, KraneShares FTSE Emerging Markets Plus ETF), KraneShares MSCI One Belt One Road Index ETF, KraneShares MSCI China Environment Index ETF, KraneShares Emerging Markets Consumer Technology Index ETF, KraneShares Electric Vehicles and Future Mobility Index ETF, KraneShares MSCI All China Health Care Index ETF, KraneShares CCBS China Corporate High Yield Bond USD Index ETF, KraneShares Emerging Markets Healthcare Index ETF as of March 31, 2019, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the statement of additional information.

/s/ KPMG LLP

Philadelphia, Pennsylvania July 29, 2019